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                                                                      Exhibit 21

                            SUBSIDIARIES OF ALLEGHANY

Alleghany Capital Corporation (Delaware)
Alleghany Consulting, Inc. (Delaware)
Alleghany Funding Corporation (Delaware)
Alleghany Properties Holdings LLC (Delaware)
   Alleghany Properties LLC (California)
Mineral Holdings Inc. (Delaware--99.95%)
   World Minerals Inc. (Delaware)
      Advanced Minerals Corporation (Delaware)
      World Minerals International, Inc. (Delaware)
         World Minerals Americas LLC BV (Delaware/Netherlands)
         World Minerals Luxembourg (Luxembourg)
            Celite B.V. (Luxembourg)
               Europerlite B.V. (Luxembourg)
                  Harborlite Aegean Endustri Mineralleri Sanayi a.s. (Turkey)
                     Anadolu Perlit (Turkey)
            World Minerals Espana S.L. (Spain)
               Celite Hispanica, S.A. (Spain)
               Europerlita Espanola, S.A. (Spain)
            Harborlite (U.K.) Limited (United Kingdom)
               World Minerals (U.K.) Limited (United Kingdom)
            World Minerals Europe, S.A. (France)
               Harborlite France, S.A. (France)
               Celite Europe LLC (Delaware)
                  Celite France, S.A. (France)
            World Minerals Italia, S.r.L. (Italy)
               Europerlite Italiana, S.p.A. (Italy)
      WM Canada Inc. (Canada)
      World Minerals do Brasil Ltda. (Brazil)
      World Minerals FSC, Inc. (Barbados)
      World Minerals Island, h.f. (Iceland)
      Celite Corporation (Delaware)
         Celite Mexico S.A. de C.V. (Mexico)
            Almeria, S.A. de C.V. (Mexico)
            Diatomita San Nicolas, S.A. de C.V. (Mexico)
         Celite Pacific Limited (Hong Kong)
         Celite China Inc. (Delaware)
            Linjiang Celite Diatomite Company Ltd. (China--77.33%)
            Celite Shanghai International Trading Co., Ltd. (China)
         Celite Jilin, Inc. (Delaware)
            Changbai Celite Diatomite Company Ltd. (China--71.76%)
         Celite Minerals China Corporation (Delaware)
            Linjiang Lin-Lin Celite Diatomite Company Limited (China--73.48%)

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         Celite Chile S.A. (Chile)
            Sociedad Minera Celite del Peru, S.A. (Peru)
         Peruco, Inc. (Delaware)
            Peru Minerals Corporation (Delaware)
         Celite Korea Ltd. (South Korea)
      Harborlite Corporation (Delaware)
         Harborlite Chile, S.A. (Chile)
         Perlite, Inc. (Delaware)
         Substancias y Mineralas Navajas S.A. de C.V. (Mexico) Bibb Steel and Supply Company (Delaware)
MSL Property Holdings, Inc. (Delaware)
MSL Capital Recovery Corp. (Delaware)
   J & E Corporation (Tennessee)
Alleghany Insurance Holdings LLC (Delaware)
   Capitol Transamerica Corporation (Wisconsin)
      Capitol Facilities Corporation (Wisconsin)
      Capitol Indemnity Corporation (Wisconsin)
         Capitol Specialty Insurance Corporation (Wisconsin) Darwin Group, Inc. (Delaware)
         Darwin National Assurance Company (Delaware)
   Darwin Professional Underwriters, Inc. (Delaware--80%) Platte River Insurance Company (Nebraska)
   RSUI Group, Inc. (Delaware)
         Resurgens Specialty Underwriting, Inc. (Georgia)
         RSA Surplus Lines Insurance Services, Inc. (Delaware) RSUI Indemnity Company (New Hampshire)
            Landmark American Insurance Company (Oklahoma)


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